QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: May 23, 2002
(Date of earliest event reported)

HILTON HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-3427 (Commission File Number)	36-2058176 (IRS Employer Identification No.)

9336 Civic Center Drive
Beverly Hills, California 90210
(Address of principal executive offices, including zip code)

(310) 278-4321
(Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On May 23, 2002, upon the recommendation of our Audit Committee, the Board of Directors of Hilton Hotels Corporation (the "Company") terminated the engagement of Arthur Andersen LLP ("Arthur Andersen") as our independent auditors and engaged Ernst & Young LLP ("Ernst & Young") to serve as our independent auditors for the year ending December 31, 2002. The change in auditors is effective as of May 23, 2002.

        Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During each of the years ended December 31, 2000 and 2001 and through the date of this report, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        We have provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated May 23, 2002, stating its agreement with such statements.

        During each of the years ended December 31, 2000 and 2001 and through the date of this report, the Company did not consult Ernst & Young with respect to any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits

  16
  Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 23, 2002.

  99
  Press Release of the Company, dated May 23, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2002
HILTON HOTELS CORPORATION

	By:	/s/ MATTHEW J. HART Matthew J. Hart Executive Vice President and Chief Financial Officer

QuickLinks

  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE